                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in Registration Statement No. 333-68595 of Commercial National Financial Corporation on Form S-8 of our report dated May 25, 2000, included in this Annual Report on Form 11-K of Commercial Bank Employee Savings and Stock Ownership Plan for the year ended December 31, 1999.



                                                   Crowe, Chizek and Company LLP


South Bend, Indiana
June 28, 2000